                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                             TB Wood's Corporation
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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

                               [GRAPHIC OMITTED]

                         NOTICE OF ANNUAL MEETING OF THE
                                 STOCKHOLDERS OF
                              TB WOOD'S CORPORATION

TO THE STOCKHOLDERS OF
TB WOOD'S CORPORATION:

         The Annual Meeting of Stockholders of TB Wood's Corporation (the "Company") will be held at the Sofitel Hotel, 45 West 44th Street, New York, New York, April 23, 2002, commencing at 10:00 a.m. for the following purposes:

         1. To elect two directors to the Board of Directors to serve for a term ending at the 2005 Annual Meeting and until their successors have been elected and qualified, and;

         2. To amend the corporate charter to reduce the number of shares of preferred stock that the company is authorized to issue from 5,000,000 shares to 100 shares and to reduce the number of shares of common stock that the Company is authorized to issue from 40,000,000 shares to 10,000,000 shares, and;

         3. To increase the number of shares of common stock available for use under the 1996 Stock Based Incentive Compensation Plan by 500,000 shares, and;

         4. To ratify the Board's selection of the firm of Arthur Andersen LLP as auditors of the Company.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The record date for determining those stockholders who will be entitled to notice of, and vote at, the Annual Meeting, or any adjournment thereof, is March 15, 2002. The stock transfer books of the Company will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

         You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please execute the enclosed proxy and mail it promptly. Should you attend the meeting, you may revoke your proxy and vote in person. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                                    TB WOOD'S CORPORATION


                                                    By:
                                                        Thomas F. Tatarczuch
                                                        Corporate Secretary
Chambersburg, Pennsylvania
March 15, 2002

                              TB WOOD'S CORPORATION
                 440 North Fifth Avenue, Chambersburg, PA 17201

                                 PROXY STATEMENT

          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 2002

         This proxy statement is furnished to the stockholders of TB Wood's Corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, April 23, 2002, at 10:00 a.m. at Sofitel Hotel, 45 West 44th Street, New York, New York and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors (the "Board") does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about March 15, 2002.

         Whether or not you expect to be personally present at the Annual Meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of the Company. All shares of TB Wood's Corporation common stock, par value $.01 per share (the "Common Stock") represented by duly executed proxies in the accompanying form will be voted as directed unless proxies are properly revoked prior to the voting thereof. If the proxy is signed and returned without any direction given, shares will be voted FOR the election of the nominee of the Board, FOR the changes in the Company's capital structure, FOR the approval of an additional 500,000 shares for use under the 1996 Stock Based Incentive Compensation Plan, and FOR the ratification of the Board's selection of the firm of Arthur Andersen LLP as auditors of the Company.

         The close of business on March 15, 2002 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding and entitled to be voted at the Annual Meeting 5,226,447 shares of Common Stock. The holders of the Common Stock will be entitled to one vote for each share of Common Stock held of record on the Record Date.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 28, 2001, accompanies this proxy statement.

         The solicitation of this proxy is made by the Board. The solicitation will be by mail and the expense thereof will be paid by the Company. Solicitation of proxies may be made by telephone or telefax by directors, officers or other employees or agents of the Company.

PROPOSAL ONE: ELECTION OF DIRECTORS

         At the Annual Meeting, two directors of the Company are to be elected for a term ending at the 2005 Annual Meeting of Stockholders, or until their respective successor have been elected and have been qualified. Certain information with respect to the nominees for election as directors, and the other directors whose terms of office as directors will continue after the Annual Meeting, is set forth below. Should the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board may recommend.

         Information Regarding the Nominees for Directors to be Elected in 2002 for a Term Ending in 2005

         First Class

         Thomas C. Foley - Chairman of the Board and Director of the Company, Age 50, present term expires 2002, Director and Chairman of the Company since its formation in 1995; served as Chairman of the Board of Directors of TB Wood's Incorporated ("TBWI") since December 1986. Mr. Foley is also a director of The NTC Group, Inc., a private investment firm, and of Stevens Aviation, Inc. Mr. Foley holds an AB from Harvard College and an MBA from Harvard Business School.

         Frank D. Osborn - Age 54, Mr. Osborn has been President and CEO of Aurora Communications since May, 1999. From 1997 to 1998, he was President and CEO of Southern Star Communications and Managing Director of Capstar Broadcasting. From 1985 to 1997, he was President and CEO of Osborn Communications. Mr. Osborn has extensive experience within the radio and television industry as an owner, operator, and manager of multi-broadcast stations through out the United States. Mr. Osborn has a BA from The University of Pennsylvania and a MBA from The Wharton School.

         The Board recommends a vote FOR the election of the two nominees set forth above.

PROPOSAL TWO: REDUCTION OF AUTHORIZED SHARES OF STOCK

         Currently the Company's certificate of incorporation issued by the state of Delaware provides that the Company is authorized to issue 5,000,000 shares of Preferred Stock with a $.01 par value and 40,000,000 shares of Common Stock with a $.01 par value. The Delaware franchise tax is based upon the number of shares that the Company is authorized to issue. When the Company was established it was contemplated that the Company's stock would be used for acquisitions; however, as changes have occurred in the marketplace, the use of stock for acquisitions is not as popular as it once was. In order to reduce the annual Delaware franchise tax that the Company is subject to, the Board recommends that the stockholders approve a resolution to reduce the number of authorized shares of Preferred Stock par value $.01 from 5,000,000 shares to 100 shares and reduce the number of authorized shares of Common Stock par value $.01 from 40,000,000 shares to 10,000,000 shares. The reduction in authorized shares of Preferred and Common Stock will provide the Company with considerable savings in its annual payment of Delaware franchise taxes while causing little or no complications or hindrances to other corporate purposes. The Board believes, based upon current plans, that the reduced number of authorized shares of Preferred and Common Stock will still provide the Company with a sufficient number of shares to issue Common Stock in connection with any stock dividends and splits, acquisitions, strategic investments, financings, incentive and employee benefit plans and for other general corporate purposes. If the share reduction is approved, the rights of the holders of the Preferred and Common Stock as stockholders, such as voting and liquidation rights, will not be affected. The share reduction will not affect the number of shares owned by any stockholder or any stockholder's proportionate equity interest in the Company. In the event the Board determines that additional shares of Preferred and Common Stock are required, it will be necessary to solicit and receive the affirmative vote of a majority of the Company's Common Stock entitled to vote in order to amend the certificate of incorporation and thereby increase the number of authorized shares. In addition, the Board is aware that such a reduction may reduce the ability of the Company to issue additional shares to inhibit persons, or otherwise dilute the stock ownership of stockholders, seeking to control the Company without negotiating with the Board.

         The Board recommends a vote FOR the changes to the Company's capital structure as set forth above.


PROPOSAL THREE: INCREASE THE NUMBER OF SHARES AVAILABLE UNDER 1996
                STOCK BASED INCENTIVE COMPENSATION PLAN

         The 1996 Stock Based Incentive Compensation Plan (the "1996 Plan") as approved provided for 500,000 shares of the Company's Common Stock to be used for this program to incentivize the Company's officers, employees and directors. The Board believes that the 1996 Plan is a key element of the Company's compensation package needed to attract and retain competent officers, employees and directors, which more closely aligns the interests of such individuals with those of the Company's stockholders. As there are grants of 748,050 currently outstanding under the program, the number of shares authorized for this program needs to be increased to cover these grants and anticipated future awards under the program. The Board recommends that the stockholders approve a resolution authorizing an additional 500,000 shares of the Company's Common Stock be made available for use under the 1996 Plan.

         The following is a brief summary of the 1996 Plan. This summary is qualified in its entirety by the full text of the 1996 Plan, copies of which may be obtained by the Company's stockholders upon request to the Corporate Secretary of the Company.

Purpose

         The purpose of the 1996 Plan is to assist the Company in attracting and retaining valued officers, employees and directors by offering them a greater stake in the Company's success and a closer identity with the Company, and to encourage ownership of the Company's Common Stock by such personnel.

Administration and Participants

         The 1996 Plan is administered by a committee (the "Plan Committee") designated by the Board. Awards under the 1996 Plan may be made to all officers, key employees and directors of the Company. No awards can be made under the 1996 Plan after January 31, 2006.

         The Plan Committee may grant shares of Common Stock in the form of either deferred stock or restricted stock, as defined in the 1996 Plan. Options granted under the 1996 Plan may be either incentive stock options ("ISOs") or nonqualified stock options. ISOs are intended to qualify as incentive stock options within the meaning of Section 422 of the internal Revenue Code. Unless an option is specifically designated at the time of grant as an ISO, options under the 1996 Plan will be nonqualified. The exercise price of the options will be determined by the Plan Committee in accordance with the terms of the 1996 Plan. The maximum term of an option or Stock Appreciation Right ("SAR") granted under the 1996 Plan shall not exceed ten years from the date of grant or five years from the date of grant if the recipient on the date of grant owns, directly or indirectly, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. No option or SAR may be exercisable sooner than six months from the date the option or SAR is granted.

Market Value of the Common Stock

         The closing sale price of the Common Stock on the NASDAQ Stock Market's National Market on February 28, 2002 was $8.50 per share.

Certain Federal Income Tax Consequences

         The following discussion outlines generally the United States federal income tax consequences of participation in the 1996 Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 1996 Plan. The 1996 Plan is not subject to the provisions of Section 401(a) of the Code.

         Incentive Stock Options. No income generally will be recognized by an optionee for federal income tax purposes at the time an Incentive Stock Option is granted or at the time it is exercised. If the optionee makes no disposition of the Common Stock received upon exercise within two years from the date the Incentive Option was granted and one year from the receipt of the Common Stock pursuant to the exercise of the Incentive Option, he or she will generally recognize capital gain or loss upon disposition of the Common Stock. Capital gains are subject to a maximum federal income tax rate of 20% if the Common Stock is held for period in excess of 12 months (18% for Common Stock acquired after December 31, 2000 and held for more than 5 years).

         The amount by which the fair market value of a share at the time of exercise exceeds the option exercise price is required to be included in the optionee's "alternative minimum taxable income" in the year the optionee exercises the Incentive Option. Currently, the maximum alternative minimum tax rate is 28%. If an optionee pays alternative minimum tax with respect to the exercise of an Incentive Option, the amount of such tax paid may be allowed as a credit against regular liability in subsequent years.

         If the optionee disposes of Common Stock acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the Common Stock on the date the Option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the Common Stock on the date of exercise generally will be treated as capital gain.

         The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company generally will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

         Non-Qualified Options. The grant of the Non-Qualified Option under the 1996 Stock Incentive Plan will not generally be subject to federal income tax. Upon exercise, however, the optionee generally will recognize ordinary income in the amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Gain or loss on the subsequent sale of Common Stock received on exercise of a Non-Qualified Option generally will be capital gain or loss (with the maximum federal income tax rate determined by reference to the holding period of the Common Stock as noted above).

         Upon exercise of a Non-Qualified Option, the Company generally will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the optionee or grantee is considered to have recognized ordinary income (assuming that such compensation is reasonable and that provision is made for withholding of federal income taxes, where applicable). In general, under Section 162(m) of the Code (the "Million Dollar Cap"), no deduction is allowed for remuneration in excess of $1,000,000 paid by the Company during any taxable year to any of the Chief Executive Officer or the four highest compensated executive officers (other than the Chief Executive Officer). Remuneration for this purpose excludes certain performance-based compensation. The Company believes that all general requirements applicable to the 1996 Plan under the performance-based compensation rules have been met in order for specific Option grants to be treated as giving rise to performance-based compensation. It is anticipated that the 1996 Plan will be administered so that all Non-Qualified Options will in fact qualify as performance-based and any income recognized on their exercise will be exempt from the Million Dollar Cap.

         Stock Appreciation Rights. A holder of a stock appreciation right ("SAR") will generally recognize ordinary income at the time of exercise of the SAR in an amount equal to the fair market value of the stock, or the amount of cash, received upon exercise of the SAR. The holder's tax basis in any shares of stock received will be equal to the fair market value of the shares at the time of exercise and the capital gain holding period for the shares will begin following the holder's receipt of the shares.

         Restricted Stock Awards. If an award of stock is granted under the 1996 Plan, the recipient may or may not be subject to restrictions during a vesting period established with respect to the award. If an award is fully vested as of the date it is granted, the excess of the value of the shares transferred pursuant to the award over the amount, if any, that the recipient is required to pay for the shares is treated as ordinary compensation income to the recipient, and will generally be a deductible compensation expense to the Company. If the award is subject to restrictions during a vesting period that are properly treated as constituting a "substantial risk of forfeiture" for federal income tax purposes, the recipient of an award will (unless a Section 83(b) election is filed, as explained below) include in his or her taxable income for federal income tax purposes the value of shares over the amount, if any, paid for the shares, as of the dates the shares become vested. This income will be treated as ordinary compensation income and the capital gain holding period for the shares will begin when the shares vest.

         The recipient of an award of stock that is subject to vesting may, however, make an election under Section 83(b) of the Code. Such an election will cause the recipient to recognize an amount of ordinary income equal to the fair market value of the shares transferred as of the date the award is granted (rather than as of the vesting date), and on a subsequent sale of those shares, the holding period would also be calculated by reference to the grant date rather than the vesting date. If the shares are subsequently forfeited, the employee will not be able to claim a loss with respect to any compensation income recognized by virtue of the Section 83(b) election.

         To make an election under Section 83(b) of the Code, a recipient of an award that is subject to vesting must file the election in the form set forth in Treasury Regulations no later than 30 days after the date of the award. This is done by filing a written statement with the IRS office where the employee files his or her returns, and a copy with the Company. A copy of the election must also be included in the participant's tax return for the year of the purchase.

                                New Plan Benefits

         As required by the rules of the Securities and Exchange Commission, the following table shows the number and dollar value benefit of all grants of options and restricted stock during the fiscal year ended December 28, 2001 to
(i) the Chairman and Chief Executive Officer, (ii) each of the other named executive officers, (iii) all current executive officers as a group, (iv) all non-executive directors as a group, and (v) all non-executive officers and employees as a group:

                Name and Principal Position                Dollar Value (1)            Number of Option (2)
                ---------------------------                ----------------            --------------------
     Thomas C. Foley                                              $0                          9,900
     Michael L. Hurt                                              $0                         37,500
     Preben H. Petersen                                           $0                         75,000
     Thomas F. Tatarczuch                                         $0                         12,000
     Michael H. Iversen                                           $0                          6,000
     Willard C. Macfarland, Jr.                                   $0                          6,000
     Executive Group                                              $0                        146,400
     Non-Executive Director Group                                 $0                         18,000
     Non-Executive Officer Employee Group                         $0                         19,500

--------------
(1) Dollar value benefit based upon the closing price of $7.00 per share for the Company's Common Stock as of December 28, 2001, as reported on NASDAQ Stock Market's National Market. The options referred to above were granted at exercise prices of between $7.75 and $11.63 per share, which in each case was at or above the fair market value of the underlying shares on the date of grant.

(2) Represents option grants during the fiscal year ended December 28, 2001.

         The Board recommends a vote FOR the authorization of an additional 500,000 shares of Common Stock under the 1996 Stock Based Incentive Compensation Plan.

PROPOSAL FOUR: SELECTION OF AUDITOR

         The Board has selected the firm of Arthur Andersen LLP ("Andersen") as the auditors of the Company, subject to the approval of the stockholders. Andersen has acted as auditors for the Company since 1987.

         Before the Audit Committee recommended to the Board the appointment of Andersen, it carefully considered the qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing. Representatives of Andersen will be present at the Annual Meeting to respond to appropriate questions and make a statement, if they desire to do so.

                                   Audit Fees

         The aggregate fees billed by Andersen for professional services rendered for the audit of the Company's annual financial statements for the year ended December 28, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $187,500.

                                 Aggregate Fees

         The aggregate fees billed by Andersen for other services rendered to the Company for the fiscal year ended December 28, 2001 were $148,000.

         In making its recommendation to ratify the appointment of Andersen as the Company's independent accountants for the current fiscal year, the Audit Committee has considered whether the non-audit services provided by Andersen are compatible with maintaining the independence of Andersen.

         The Board recommends a vote FOR the selection of Andersen LLP as the auditors of the Company

         INFORMATION REGARDING THE DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AND WHOSE TERMS CONTINUE BEYOND 2001.

         Second Class

         Michael L. Hurt - President and Director of the Company, Age 56, present term expires 2003; Director and President of the Company since its formation in 1995; President and a Director of TBWI since January 1991. Before joining the Company, Mr. Hurt spent 23 years at The Torrington Company, a subsidiary of Ingersoll-Rand Corp. Mr. Hurt is a Registered Professional Engineer and holds an MBA from Clemson-Furman University and a BSME from Clemson University.

         Robert J. Dole - Director of the Company, Age 78, present term expires 2003, Director since 1997. Mr. Dole is currently special counsel at Verner, Liipfert, Bernard, McPherson and Hand. He was formerly Majority Leader of the United States Senate. Mr. Dole is also a director of each of Community Health Systems and Tiger Management. Mr. Dole serves on the Forstmann Little Advisory Board and on the Ryan White Foundation Advisory Board. Mr. Dole holds a BA and an LLB from Washburn University.

         Third Class

         James R. Swenson - Age 62, Mr. Swenson is the former Group Chief Executive - Automation Division of Invensys plc, having served in this capacity from 1999 through March of 2000. From 1994 to 1998, he was President of BTR for the Power Drives Group and, from 1998 to 1999, he was Managing Director of BTR for the Power Drives Group. Mr. Swenson spent most of his career in various management capacities at Rexnord, a predecessor company to Invensys. Mr. Swenson holds a BS in Economics from the University of Wisconsin, Milwaukee. Mr. Swenson was elected at the 2001 Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES

         The Board currently consists of four members and is classified into three classes. One class of directors is elected each year and the members of such class hold office for a three-year term or until their successors are duly elected and qualified. There were four meetings of the Board during 2001. In September 2001, Craig R. Stapleton resigned as a director of the Company following his confirmation by the United States Senate as U.S. Ambassador to the Czech Republic.

         The Company had no standing nominating committee during 2001. The Company has an Audit Committee that reports to the Board and provides assistance to the Board in discharging its responsibilities in connection with the financial accounting practices of the Company and the internal controls related thereto and represents the Board in connection with the services rendered by the Company's independent accountants. Messrs. Swenson and Dole, who are independent directors, serve on the Audit Committee. The Audit Committee held six meetings in 2001. The Compensation Committee reports to the Board and is responsible for the review of executive compensation. Messrs. Swenson and Dole also serve on the Compensation Committee. The Compensation Committee held two meetings in 2001. Each Director of the Board attended 100% of the aggregate meetings held by the Board and by the committees of the Board on which he served during the periods that he served, except Robert J. Dole who attended 50% of the aggregate meetings held by the Board and by the committees of the Board on which he served during the period that he served. Until his resignation in September 2001 to become U.S. Ambassador to the Czech Republic, Mr. Stapleton served as an independent director on both the Audit Committee and the Compensation Committee.

         Director Nomination Procedures

         Nominations for election of directors of the Company may be made by the Board or by any stockholder entitled to vote in the election of directors. The Company's Bylaws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of the Company no later than 60 days in advance of the meeting of stockholders; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by inclusion in a report filed with the Securities and Exchange Commission or furnished to stockholders, or by mail, press release or otherwise more than 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Company no later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The Company's Bylaws further require that the notice by the stockholder set forth certain information concerning such stockholder and such stockholder's nominees, including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, the class and number of shares of the Company's stock owned or beneficially owned by such stockholder, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

         Compensation of Directors

         The Company paid an aggregate of $91,500 of directors' fees in fiscal year 2001 for directors who were not employees or officers of the Company. Each outside Director receives an annual fee of $30,000, a meeting attendance fee of $1,000 and reimbursement of applicable travel and other expenses. Directors who are employees of the Company do not receive additional compensation for serving on the Board or committees of the Board.

MANAGEMENT

         Executive officers are appointed by, and serve at, the discretion of the Board. There are no family relationships among any of the directors or executive officers of the Company. The current executive officers of the Company, each of whom is elected for a term of one year or until his successor is duly elected and qualified, are:

      Name                        Age    Title
      ----                        ---    -----
Thomas C. Foley                   50     Chairman of the Board

Michael L. Hurt                   56     President and Director

Preben H. Petersen                53     Vice President/General Manager Electronics Business

Thomas F. Tatarczuch              56     Vice President, Finance

Michael H. Iversen                58     President of T. B. Wood's Canada Ltd.

Willard C. Macfarland, Jr.        46     Vice President/General Manager Mechanical Business

Harold L. Coder, III              50     Vice President, Sales

James E. Williams                 54     Vice President, Global Electronic Operations

Durand M. Miller                  50     Vice President, Engineering - Electronics

         Mr. Petersen joined the Company as Vice President/General Manager Electronics Business of the Company in February of 2001. From 1996 to 2001 Mr. Petersen was President/CEO of the US Global Business Unit of Danfoss headquartered in Denmark. Prior to that, he successfully ran his own business for 8 years. He has an international background with a BSEE from Technical University of Aarhus and an MBA from Denmark Technical University with 32 years of North American and International management experience from within the electronics and avionics industries. He also holds a CIM degree from York University in Toronto, Canada.

         Mr. Tatarczuch has been Vice President-Finance of the Company and TBWI since September 1999. From 1991 to 1999 he was Division Controller at a major autonomous subsidiary of Ingersoll Rand Company. Mr. Tatarczuch holds a BS degree from Southern Illinois University.

         Mr. Iversen has been President of T.B. Wood's Canada Ltd., a subsidiary of the Company, ("TBWC") since April 1998. Mr. Iversen served as Executive Vice President, Marketing of the Company from its formulation until March 1998, and of TBWI from January 1992 to March 1998, and was responsible for sales and marketing. Mr. Iversen holds a BIE from Georgia Institute of Technology.

         Mr. Macfarland has been Vice President/General Manager Mechanical Business since July 2001. Prior to that he served as Vice President-International of the Company since its formation and of TBWI since August 1994. Mr. Macfarland's previous assignment was President of TBWC from August 1994 to March 1998. From 1989 to August 1994, Mr. Macfarland was Director - Marketing and Sales of Roller Bearing Company of America. Mr. Macfarland holds an MBA from Case Western Reserve University and a BSME degree from Worcester Polytechnic Institute.

         Mr. Coder has been Vice President, Sales of the Company since its formation, and of TBWI since October 1991. Mr. Coder holds a BS degree from Shippensburg University.

         Mr. Williams has been Vice President, Global Electronic Operations since January 2002. Prior to that he served as Vice President, Supply Chain Management of the Company and TBWI since September 2000. Mr. Williams also served as Vice President, Electronic Operations and Logistics of the Company from its formation, and TBWI from 1998 to 2000, and Vice President, Marketing - Mechanical Products of the Company from its formation, and TBWI from 1994 to 1998. Mr. Williams joined TBWI in September 1993 as Program Manager and assumed responsibility for installation of the new Management Information System. Mr. Williams holds a BS degree from Indiana University.

         Mr. Miller has been Vice President, Engineering - Electronics of the Company and of TBWI since April 1998. Previously he was Vice President Marketing
- Electronic Products of the Company and of TBWI from 1997 to 1998. Mr. Miller joined TBWI in January 1996 as Marketing Manager - Electronic Products. From 1991 to 1996 Mr. Miller held various management positions, including Product Manager, Product Planning Manager, and Program Manager for Group Schnieder/Square D and Reliance Electric. Mr. Miller holds a BSEE from the University of Maryland.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to beneficial ownership of the Common Stock of the Company as of February 22, 2002 by (i) each of the Company's directors and the Company's Chairman, President and each of the Company's next four most highly paid executive officers (the "Named Officers"),
(ii) each person who is known by the Company to own beneficially more than 5% of the Common Stock and (iii) all of the Company's directors and executive officers as a group. Except as noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Except as otherwise listed below, the address of each person is c/o the Company, 440 North Fifth Avenue, Chambersburg, Pennsylvania 17201.

                                                                              Number of
                                                                            Common Stock        Percent
              Name and Address                                                Shares(1)        of Class(2)
              ----------------                                                ---------       -----------
FMR Corp., Edward C. Johnson III                                               674,900(3)         11.94%
And Abigail P. Johnson
    82 Devonshire Street
    Boston, MA  02109

Wellington Management Company, NA                                              540,000(4)          9.55%
     75 State Street
     Boston, MA  02109

State of Wisconsin Investment Board                                            406,800(5)          7.20%
     P. O. Box 7842
     Madison, WI  53707

Fleet Boston Financial Corp.                                                   271,930(6)          4.81%
     100 Federal Street
     Boston, MA  02110

Thomas C. Foley                                                              2,356,686(7)         41.69%
Chairman of the Board and Director

Michael L. Hurt                                                                197,978             3.50%
President and Director

Robert J. Dole                                                                  27,000              *
Director

James R. Swenson                                                                 3,000              *
Director

Preben H. Petersen                                                              25,000              *
Vice President/General Manager - Electronics Business

Thomas F. Tatarczuch                                                            34,334              *
Vice President-Finance

Michael H. Iversen                                                              51,673              *
President T. B. Wood's Canada Ltd.

Willard C. Macfarland, Jr.                                                      23,856              *
Vice President/General Manager - Mechanical Business

All executive officers and directors as a group (12 persons)                 2,796,361            49.46%

-------------
(1) Includes options exercisable within sixty days of February 22, 2002 for the following number of shares:

        Thomas C. Foley                                          72,050
        Michael L. Hurt                                         150,000
        Robert J. Dole                                           27,000
        James R. Swenson                                          3,000
        Preben H. Petersen                                       25,000
        Thomas F. Tatarczuch                                     34,000
        Michael H. Iversen                                       25,500
        Willard C. Macfarland, Jr.                               21,500
        All executive officers and directors as a group         426,400

(2) * Indicates less than one percent of class.

(3) Information concerning the shares beneficially owned by FMR Corp., Edward C. Johnson III and Abigail P. Johnson was obtained from a Schedule 13G/A filed as of February 14, 2002. The filing indicates that in its capacity as investment adviser, Fidelity Management and Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 674,900 shares of the Company's Common Stock as a result of acting as investment advisor to various investment companies. Each of Edward C. Johnson III, FMR Corp., through its control of Fidelity, and the funds have sole power to dispose of the 674,900 shares of Common Stock owned by the funds. Neither Edward C. Johnson, III nor FMR Corporation have the sole power to vote or direct the voting of the Company's Common Stock owned directly by the funds. Edward C. Johnson III owns approximately 12.0% of the aggregate outstanding voting stock of FMR Corp., and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other of FMR Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(4) Information concerning the shares beneficially owned by Wellington Management Company, LLP ("Wellington") was obtained from Schedule 13Gs filed as of February 14, 2002. The filing indicates that in its capacity as investment adviser, Wellington may be deemed to beneficially own 540,000 shares of the Common Stock. Wellington reports that it has no sole voting power with respect to any shares of the Common Stock, shared voting power with respect to 460,000 shares of the Common Stock and shared dispositive power with respect to 540,000 shares of the Common Stock.

(5) Information concerning the shares beneficially owned by State of Wisconsin Investment Board was obtained from a Schedule 13G filed as of February 15, 2002. The State of Wisconsin Investment Board beneficially owns 406,800 shares of the Company's Common Stock as a result of acting as a government agency that manages public pension funds subject to provisions comparable to ERISA. The State of Wisconsin Investment Board has sole power to dispose of the 406,800 shares of Common Stock owned by the funds. The State of Wisconsin Investment Board has the sole power to vote or direct the voting of the 406,800 shares of the Company's Common Stock owned by the funds.

(6) Information concerning the shares beneficially owned by Fleet Boston Corp. ("Fleet") was obtained from a Schedule 13G filed as of February 14, 2002. The filing indicates that in its capacity as a parent holding company, Fleet may be deemed to have sole power to vote or to direct the vote of 181,597 shares and sole power to dispose or to direct the disposition of 271,930 shares of common stock. Fleet reports that it has no shared power to vote or direct the vote nor shared power to dispose or to direct the disposition of the Common Stock.

(7) Includes 87,300 shares of Common Stock donated by Mr. Foley to the Foley Family Foundation, a charitable trust he controls.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during the last three completed fiscal years by the Named Officers.

Summary Compensation Table

                                                                          Long Term
                                                                        Compensation/
                                                      Annual               Awards/
                                                   Compensation          Securities
                                  Fiscal        --------------------      Underlying         All Other
Name and Principal Position        Year         Salary         Bonus      Options (1)       Compensation
---------------------------        ----         ------         -----      -----------       ------------
Thomas C. Foley                    2001        $318,402     $      0         9,900           $55,809(2)
Chairman                           2000         318,750      150,000        18,750            47,118(2)
                                   1999         303,750       75,000        18,750            42,140(2)

Michael L. Hurt                    2001        $293,526     $      0        37,500           $98,954(3)
President                          2000         293,750      150,000        37,500            89,339(3)
                                   1999         278,750       75,000        37,500            82,129(3)

Preben H. Petersen                 2001        $143,628     $ 17,000        75,000           $50,676(4)
Vice President/General Mgr
Electronics Operations

Thomas F. Tatarczuch               2001        $132,598     $      0        12,000           $29,127(5)
Vice President, Finance            2000         132,000       45,000        82,500             8,709(5)
                                   1999          40,917        7,500             0            62,337(5)

Michael L. Iversen                 2001        $125,067     $      0         6,000           $97,766(6)
President, T. B. Wood's            2000         130,360       20,000         6,000            56,878(6)
Canada Ltd                         1999         131,731       10,000         6,000            54,360(6)

Willard C. Macfarland, Jr.         2001        $123,072     $      0         6,000           $11,248(7)
Vice President/General Mgr         2000         117,000       20,000         4,500             3,905(7)
Mechanical Business                1999         111,815        9,000         4,500             7,158(7)

(1) No stock appreciation rights or restricted stock awards were granted.

(2) Includes $1,218 in 1999, $630 in 2000, and $1,782 in 2001 in life insurance premium payments by the Company; and $40,762 in 1999, $46,138 in 2000, and $52,067 in 2001, pursuant to the TB Wood's Corporation Supplemental Executive Retirement Plan ("SERP").

(3) Includes $2,016 in 1999, $1,806 in 2000, and $3,256 in 2001 in life insurance premium payments by the Company; $4,800 in 1999, $5,100 in 2000, and $5,100 in 2001 in Company matching contributions to the Company's 401(k) plan; $2,002 in 1999, $2,141 in 2000 and $1,492 in 2001 in vehicle allowance; $20,000 in each of 1999 and 2000 and $21,141 in 2001 in split dollar life insurance premium payments by the Company; $50,497 in 1999, $57,157 in 2000, and $64,503 in 2001 pursuant to the SERP; and $2,653 in 1999, $2,785 in 2000, and $3,042 in
2001 in Country Club dues allowance.

(4) Includes $1,646 in 2001 in life insurance premium payments by the Company; $5,000 in 2001 in vehicle allowance; $20,000 in 2001 as a sign-on bonus; $22,833 in 2001 in moving allowance.

(5) Includes $302 in 1999, $1,146 in 2000, and $2,227 in 2001 in life insurance premium payments by the Company; $1,362 in 2000 and $5,100 in 2001 in Company matching contributions to the Company's 401(k) plans, $11,000 in 1999 as a sign-on bonus, $50,753 in 1999 moving allowance, and $5,073 in 2000 and $20,294 in 2001 pursuant to the split dollar annuity.

(6) Includes $918 in 1999, $526 in 2000 and $1,045 in 2001 in life insurance premium payments by the Company; $2,913 in 1999, $2,014 in 2000, and $3,082 in 2001 in Company matching contributions to the Company's 401(k) plan; $5,000 in each of 1999, 2000 and 2001 in split dollar life insurance premium payments by the Company; $6,167 in 1999, $5,434 in 2000, and $7,273 in 2001 in auto allowance; $10,995 in 1999, $11,105 in 2000, and $827 in 2001 in housing allowance; and $26,877 in 1999, $30,422 in 2000, and $34,332 in 2001 pursuant to the SERP; $1,406 in 1999, $1,557 in 2000, and $2,892 in 2001 in Country Club
dues allowance.

(7) Includes $355 in 1999, $331 in 2000, and $1,174 in life insurance premium payments by the Company; $3,959 in 1999, $3,258 in 2000, and $4,864 in 2001 in
Company matching contributions to the Company's 401(k) plan; and $2,700 in 1999 and $3,000 in 2001 in auto allowance.

Option Grants in 2001

         The following table sets forth information concerning grants of stock options during fiscal year 2001, under the 1996 Stock-Based Incentive Compensation Plan, to each of the Named Officers and the potential realizable value of such options at assumed annual rates of stock price appreciation for the option terms.

                                        Option Grants in 2001
                                          Individual Grants

                              Number of     Percent of                            Potential Realizable Value at
                             Securities    Total Options   Exercise               Assumed Annual Rates of Stock
                             Underlying     Granted to      or Base               Price Appreciation for Option
                               Options    Employees in       Price     Expir.                Term (1)
Name                         Granted (#)    Fiscal Year     ($/SH)      Date        5% ($)            10% ($)
----                         -----------    -----------     ------      ----        ------            -------
Thomas C. Foley                    3,300           1.32%     $ 7.75   1/25/11       $16,088           $40,765
                                   6,600           2.63%      11.63   1/25/06        21,212            46,860

Michael L. Hurt                   12,500           4.98%       7.75   1/25/11        60,938           154,413
                                  25,000           9.97%      11.63   1/25/06        80,350           177,500

Preben H. Petersen                25,000           9.97%       7.75   2/26/11       121,875           308,825
                                  50,000          19.94%      11.63   2/26/06       160,700           355,000

Thomas F. Tatarczuch               4,000           1.59%       7.75   1/25/11        19,500            49,412
                                   8,000           3.19%      11.63   1/25/06        25,712            56,800

Michael H. Iversen                 2,000           0.80%       7.75   1/25/11         9,750            24,706
                                   4,000           1.59%      11.63   1/25/06        12,856            28,400

Willard C. Macfarland, Jr.         2,000           0.80%       7.75   1/25/11         9,750            24,706
                                   4,000           1.59%      11.63   1/25/06        12,856            28,400

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, in the Company's stock price.

On January 2, 2002 48,550 options with an option price of $8.50 per share and 97,100 options with an option price of $12.75 per share were granted. The options vest evenly over a three-year period from the grant date. The options may be exercised as they vest.

Option Exercises in 2001

         The table which follows sets forth information concerning exercises of stock options during fiscal year 2001 by each of the Named Officers and the value of each such officer's unexercised options as of December 28, 2001 based on a closing stock price of $7.00 per share of the Company's Common Stock on such date:

                 Aggregated Option Exercises in Last Fiscal Year
                      and Fiscal Year-End Option Values(1)

                                                                   Number of Securities          Value of Unexercised
                                    Shares                        Underlying Unexercised         In-the-Money Options
                                   Acquired                     Options at Fiscal Year End        at Fiscal Year End
                                      On           Value         (12/28/01) (Exercisable/      (12/28/01) Exercisable/
                                   Exercise       Realized            Unexercisable)                Unexercisable)
Name                                 (#)            ($)                    (#)                           ($)
----------------------------------------------------------------------------------------------------------------------
Thomas C. Foley                       0              0                56,250/28,650                      0/0

Michael L. Hurt                       0              0                112,500/75,000                     0/0

Preben H. Petersen                    0              0                   0/75,000                        0/0

Thomas F. Tatarczuch                  0              0                27,500/67,000                      0/0

Michael H. Iversen                    0              0                19,500/12,000                      0/0

Willard C. Macfarland, Jr.            0              0                16,500/10,500                      0/0

----------
(1) The Company has not granted any stock appreciation rights.

Supplemental Executive Retirement Plan

         Effective January 1, 1998, the Company adopted the Supplemental Executive Retirement Plan (the "SERP"), which is designed to offer additional retirement benefits to a select group of executive employees. Coverage under the Plan is limited to executives who have completed five years of service with the Company and whose benefits under the Retirement Savings and Investment Plan are limited because of restrictions imposed by the Internal Revenue Code on the amount of benefits that may be contributed on behalf of executive employees under that type of a tax-qualified plan.

         Each year on December 31, the Company credits a participant's account with an additional retirement contribution plus any earnings on contributions for prior years. The contributions are made using a "target benefit formula" which is intended to insure (but does not guarantee) that the value of a participant's account, at age 65, will equal the value of a single life annuity for 50% of the participant's final average earnings with the Company less the following amounts: (1) benefits under our tax-qualified retirement plan, (2) the participant's social security benefits and (3) a portion of any amount received by a participant from certain split-dollar life insurance policies that have been purchased for such participants.

         A participant is 25% vested in his or her account in the first year of participation in the Plan and vests ratably over a subsequent ten-year period based on continued employment with the Company. A participant is entitled to a distribution of the vested portion of his or her account after the earliest to occur of the following: (1) the participant's termination of employment (other than for Cause, as defined in the Plan), (2) the participant's death, (3) the participant's disability, (4) a Change of Control (as defined in the Plan) or
(5) termination of the Plan.

Executive Employment Contract

         The following sets forth a description of the executive employment contract for Mr. Hurt.

         Mr. Hurt's employment contract was effective on April 14, 1998 and provides that he will continue to serve as President or other senior executive officer until December 31, 2002. The contract sets Mr. Hurt's annual salary at $265,000 which will be adjusted annually by the Board. He is entitled to participate in all employee benefit plans or programs that are made available to our other executive employees.

         If Mr. Hurt voluntarily terminates his employment with the Company without "good reason" or the Company terminates his employment "for cause" as defined in his employment agreement, Mr. Hurt will not be entitled to any payments or benefits beyond his last day of employment. If Mr. Hurt terminates his employment with the Company for good reason or he is terminated following a change of control, the Company will pay him $350,000 per year for the two-year period following his termination. Finally, if the Company terminates Mr. Hurt's employment because the Company no longer needs his services, the Company has agreed to continue his then-current compensation for a period of twenty-four months, provided that Mr. Hurt refrains from competing with the Company during that period. Mr. Hurt's contract also provides that Mr. Hurt is subject to nonsolicitation and confidentiality restrictions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires that the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's Common Stock file reports about their beneficial ownership of the Company's Common Stock. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished, all the directors and officers of the Company filed reports as required by Section 16(a) of the Exchange Act with respect to the fiscal year 2001 on a timely basis.

REPORT OF THE COMPENSATION COMMITTEE REGARDING COMPENSATION

         Executive Compensation Program. The Company's executive compensation program is designed to attract and retain highly qualified executives and to motivate them to contribute to the Company's goals and objectives and its overall financial success. The Board believes that executives should have a greater portion of their compensation at risk than other employees, and that compensation should be tied directly to the performance of the business. Compensation for the Company's executives consists of both cash and equity-based compensation. In determining executive compensation, the Compensation Committee reviews and evaluates information supplied by management and bases decisions on management recommendations as well as on the Company's performance and on the individual's contribution and performance.

         Salary: The Compensation Committee reviews the salary of each executive officer in relation to previous salaries, personal performance, and salaries of executive officers in the industry and general economic conditions. The salaries are set at levels intended to motivate and retain highly qualified executives whom the Board believes are important to the continued success of the Company.

         Bonuses. The Company's annual incentive payments to executive officers are intended to encourage and reward excellent individual performances by managers who make significant contributions to the Company's financial success. During 2001 an executive officer could earn bonus compensation based in part upon achievement by the Company of certain financial performance objectives and in part by achievement of individual operating objectives designed to enhance future performance by the Company. For 2001 no bonuses were paid except those pursuant to preemployment agreements.

         Incentive Stock Options. The Company grants stock options to provide long-term incentives for the executive officers. The option grants under the 1996 Stock Based Incentive Compensation Plan are designed to better align the interests of the executive officers with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner and to remain employed by the Company. The number of shares subject to each option grant is based on the officer's level of responsibility, relative position within the Company, and is approved by the Board of Directors.

         2001 Compensation of Chairman and President

                  Chairman

                  The Compensation Committee determined the 2001 compensation for Mr. Foley in accordance with the guidelines described above. Mr. Foley's salary was increased in 2001 from $320,000 to $332,800 based upon an evaluation of his personal performance and the Company's financial performance. However due to the fact that the officers of the company took a 10% salary reduction for three months during fiscal 2001 because of business conditions, Mr. Foley only received $318,526 in salary during fiscal 2001. No specific weighting was assigned to these factors in determining the base salary increase.

                  President

                  The Compensation Committee determined the 2001 compensation for Mr. Hurt in accordance with the guidelines described above. Mr. Hurt's salary was increased in 2001 from $295,000 to $306,800 based upon an evaluation of his personal performance and the Company's financial performance. However as described above because of the 10% salary reduction during fiscal 2001, Mr. Hurt only received $293,526 during fiscal 2001. No specific weighting was assigned to these factors in determining the base salary increase.

         Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million limit on the deductibility of compensation paid to executive officers of public companies. The Compensation Committee believes that all of the compensation awarded to the Company's executive officers during 2001 is fully deductible in accordance with this limit.

         This report is respectfully submitted by the members of the Compensation Committee of the Company.

                                             COMPENSATION COMMITTEE
                                             James R. Swenson, Chairman

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is composed of three independent Directors, met six times in fiscal 2001, and operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management. The Committee has discussed with the independent auditors for the Company the matters required to be discussed by Statement on auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee has received the written disclosures and the letter from the independent auditors for the Company required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors that firm's independence from management and the Company.

         The Committee also discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

         We are not employees of the Company and we are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent".

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2001 for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE
                                        James R. Swenson, Chairman
                                        Robert J. Dole

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Company's Common Stock over the past four years with the cumulative total return on shares of companies comprising the Russell 2000 index and a special Peer Group index.


                                  Comparison of
                         Cumulative Total Returns Among
                     TB Wood's, Russell 2000, and Peer Group







                                [CHART OMITTED]



-------------------------------------------------------------------------------
                    12/31/97     12/31/98     12/31/99     12/31/00    12/31/01

TB Wood's             190          108           82           75          75
Russell 2000          136          132          155          151         152
Peer Group            180          124           95          108         118
-------------------------------------------------------------------------------

         No published industry index accurately mirrors the Company's business. Accordingly, the Company has created a special peer group index ("Peer Group") of companies operating in the power transmission or mechanical manufacturing industries. The Peer Group includes the following: Baldor Electric Company; MagneTek, Inc.; and Regal-Beloit Corporation.

VOTING

         The holders of a majority of the outstanding shares of Common Stock must be present in person or by proxy to constitute a quorum. When a quorum is present at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares represented at the Annual Meeting or any adjournment thereof which actually vote is required to elect directors. The affirmative vote of the holders of a majority of the shares entitled to vote is required to amend the certificate of incorporation and decrease the number of authorized shares. The Affirmative vote of the holders of a majority of the shares represented at the Annual Meeting is required to act on any other matters properly brought before the meeting. Shares represented by (i) proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, (ii) proxies which are marked to deny discretionary authority on other matters, and (iii) broker non-votes will be counted for the purpose of determining the number of shares represented at the meeting but will not be counted as voting.

STOCKHOLDER PROPOSALS

         Any proposal which a qualified stockholder of the Company wishes to include in the Company's Proxy Statement and proxy for the 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company at the address appearing on the front page of this proxy statement no later than November 15, 2002 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. To be a qualified stockholder, a stockholder must have owned at least $2,000 in market value of the Company's securities for at least one year before the date of submission of the proposal to the Company. Any stockholder proposal submitted to the Company for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders after January 29, 2003 is considered untimely. In addition, any stockholder intending to present a proposal for consideration at the 2003 Annual Meeting of Stockholders must comply with certain provisions of the Company's Certificate of Incorporation and Bylaws.

ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLDUING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY.

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OTHER MATTERS

         The Board knows of no other matters to be presented for stockholder action at the Annual Meeting, however, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          By Order of the Board of Directors



                                          /s/ Thomas F. Tataczuch
                                          Thomas F. Tatarczuch
                                          Secretary

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